Exhibit 6.19

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of this [ ] day of [ ], 2015, by and between Aperion Biologics, Inc., a Delaware corporation (the “Company”), and the indemnitee named on the signature page hereto (the “Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals to act as directors [and officers];

WHEREAS, increased corporate litigation and investigations have subjected directors [and officers] to litigation risks and expenses, and the limitations on the availability and terms of director [and officer] liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) authorizes the Company to provide indemnification and advancement rights to directors [and officers] through bylaw provisions or through agreements with directors [and officers], or otherwise, to the extent provided therein;

WHEREAS, the Company’s Certificate of Incorporation requires that the Company indemnify its directors as authorized by the General Corporation Law of the State of Delaware (“DGCL”), as amended, under which the Company is incorporated, and the Certificate of Incorporation expressly provides that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions;

WHEREAS, in light of the fact that the Certificate of Incorporation of the Company is subject to change and does not contain all the provisions and protections set forth in this Agreement, the Company has determined that the Indemnitee and other directors [and officers] of the Company may not be willing to serve or continue to serve in such capacities without additional protection;

WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director [or officer] of the Company, as the case may be, and has proffered this Agreement to the Indemnitee as an additional inducement to serve in such capacity; and

WHEREAS, the Indemnitee is willing to serve, or to continue to serve, as a director [or officer] of the Company, as the case may be, if the Indemnitee is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee intending to be legally bound, do hereby covenant and agree as follows:

1.          Definitions.

(a)          “Change in Control” means, and shall be deemed to have occurred if, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting stock, (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), (x) individuals who at the beginning of such period constitute the Board of Directors of the Company, and (y) any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting stock of the Company or such surviving entity outstanding immediately after such merger or consolidation or with the power to elect at least a majority of the board of directors or other governing body of the surviving entity, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets.

(b)          “Corporate Status” describes the status of a person who is serving or has served (i) as a director [or officer] of the Company, (ii) as a Company employee in a fiduciary capacity with respect to an employee benefit plan of the Company or (iii) as a director [or officer] of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section l(b), a director [or officer] of the Company who is serving or has served as a director [or officer] of a Subsidiary shall be deemed to be serving at the request of the Company.

(c)          “Disinterested Director” means a director of the Company who (i) is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee and (ii) is determined to be “disinterested” under applicable Delaware state law.

(d)          “Entity” shall mean any corporation, partnership (general or limited), limited liability company, joint venture, trust, employee benefit plan, company, foundation, association, organization or other legal entity, other than the Company.

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(e)          “Expenses” shall be construed broadly to mean all direct and indirect fees of any type or nature whatsoever, costs and expenses incurred in connection with any Proceeding, including, without limitation, all attorneys’ fees and costs, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by the Indemnitee pursuant to Section 11 hereof), fees and disbursements of experts, witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, filing fees, transcript costs, fees of experts, travel expenses, duplicating, imaging, printing and binding costs, telephone and fax transmission charges, computer legal research costs, postage, delivery service fees, secretarial services, fees and expenses of third party vendors; the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (including, without limitation, any judicial or arbitration Proceeding brought to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement), as well as all other “expenses” within the meaning of that term as used in Section 145 of the DGCL, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding.

(f)          “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a)(i) hereof.

(g)          “Independent Counsel” means a law firm, or a person admitted to practice law in any State of the United States, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(h)          “Liabilities” shall be broadly construed to mean, without limitation, all judgments, damages, liabilities, losses, penalties, taxes, fines and amounts paid in settlement, in each case, of any type whatsoever, in connection with a Proceeding. References herein to “fines” shall include any excise tax assessed with respect to any employee benefit plan.

(i)          “Proceeding” shall be construed broadly to mean, without limitation, any threatened, pending or completed claim, government, regulatory and self-regulatory action, suit, arbitration, mediation, alternate dispute resolution process, investigation (including any internal investigation), inquiry, administrative hearing, appeal, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative, legislative or investigative nature, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 11 of this Agreement to enforce the Indemnitee’s rights hereunder.

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(j)          “Subsidiary” shall mean any Entity of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

(k)          References herein to a director of any other Entity shall include, in the case of any Entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such Entity, that entails responsibility for the management and direction of such Entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.

2.          Services by the Indemnitee. In consideration of the Company’s covenants and commitments hereunder, the Indemnitee agrees to serve or continue to serve as either a director on the board of directors of the Company [or as officer, as applicable], so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee is removed, terminated, or tenders his or her resignation.

3.          Agreement to Indemnify.

(a)          Indemnification. The Company agrees to indemnify the Indemnitee to the fullest extent permitted, and in the manner permitted, by applicable law as in effect as of the date hereof or as such laws may, from time to time, be amended (but only if amended in a way that broadens the right to indemnification or advancement of expenses) as follows:

(i)          Indemnification for Third Party Proceedings. Subject to the exceptions contained in Section 4(a) hereof, if the Indemnitee was or is a party to, threatened to be made a party to or otherwise involved in any capacity in, any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company to the fullest extent permitted by the DGCL, as the same may be amended from time to time, against all Expenses and Liabilities actually and reasonably incurred or paid by the Indemnitee or on the Indemnitee’s behalf in connection with such a Proceeding (such Expenses and Liabilities are referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”). In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Amounts notwithstanding the payment obligation of such amounts by a third party to the Indemnitee; provided, however, that if and to the extent that the Indemnitee has otherwise actually received payment for Indemnifiable Amounts under any statute, insurance policy, indemnity provision, vote, contract, agreement, or otherwise, the Company shall not be liable under this Agreement to make any payment to the Indemnitee with respect to any such paid Indemnifiable Amounts, except with respect to any excess beyond the amount paid. Nothing hereunder is intended to affect any right of contribution of or against the Company in the event the Company and any other person or persons have co-equal obligations to indemnify (or advance expenses to) the Indemnitee.

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(ii)         Indemnification in Derivative Actions and Direct Actions by the Company. Subject to the exceptions contained in Section 4(b) hereof, if the Indemnitee was or is a party to, threatened to be made a party to or otherwise involved in any capacity in, any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses. In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Expenses notwithstanding the payment obligation of such amounts by a third party to the Indemnitee; provided, however, that if and to the extent that the Indemnitee has otherwise actually received payment for Indemnifiable Amounts under any statute, insurance policy, indemnity provision, vote, contract, agreement, or otherwise, the Company shall not be liable under this Agreement to make any payment to the Indemnitee with respect to any such paid Indemnifiable Amounts, except with respect to any excess beyond the amount paid. Nothing hereunder is intended to affect any right of contribution of or against the Company in the event the Company and any other person or persons have co-equal obligations to indemnify (or advance expenses to) the Indemnitee.

(b)          Additional Indemnification. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Certificate of Incorporation, the Company’s Second Amended and Restated Bylaws (the “Bylaws”) or by statute.

(c)          Scope of Indemnity. The actions, suits and Proceedings described in Section 3(a)(i) and Section 3(a)(ii) hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Indemnitee both in the Indemnitee’s capacities as a Company director, officer, adviser or agent, as applicable, and actions, suits or Proceedings also taken in another capacity while serving as a director, officer, adviser or agent, as applicable, including, but not limited to, actions, suits or Proceedings involving (i) compensation paid to the Indemnitee by the Company, (ii) activities by the Indemnitee on behalf of the Company, including actions in which the Indemnitee is a plaintiff, (iii) actions alleging a misappropriation of a “corporate opportunity,” (iv) responses to a takeover attempt or threatened takeover attempt of the Company, (v) transactions by the Indemnitee in Company securities, and (vi) the Indemnitee’s preparation for and appearance (or potential appearance) as a witness in any Proceeding relating, directly or indirectly, to the Company. In addition, the Company agrees that, for purposes of this Agreement, all services performed by the Indemnitee on behalf of, in connection with or related to any Subsidiary of the Company, any employee benefit plan established for the benefit of employees of the Company or any Subsidiary, any corporation or partnership or other entity in which the Company or any Subsidiary has a 5% ownership interest, or any other affiliate, shall be deemed to be at the request of the Company.

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(d)          In each action or suit described in Section 3(a)(ii) hereof, the Company shall cause its counsel to use its best efforts to obtain from the court in which such action or suit was brought (i) an express adjudication whether the Indemnitee is liable for negligence or misconduct in the performance of the Indemnitee’s duty to the Company, and, if the Indemnitee is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Indemnitee is fairly and reasonably entitled to indemnification.

4.           Exceptions to Indemnification. The Indemnitee shall be entitled to indemnification under Section 3(a)(i) and Section 3(a)(ii) hereof in all circumstances other than the following and as provided in Section 15:

(a)          Exceptions to Indemnification for Third Party Proceedings. If indemnification is requested under Section 3(a)(i) and there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) the Indemnitee failed to act (x) in good faith and (y) in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)          Exceptions to Indemnification in Derivative Actions and Direct Actions by the Company. If indemnification is requested under Section 3(a)(ii) and (i) there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee failed to act (x) in good faith and (y) in a manner the Indemnitee believed to be in or not opposed to the best interests of the Company, the Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or (ii) there has been a final non-appealable judgment by a court of competent jurisdiction that the Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, then no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless, and only to the extent that, the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

(c)          For purposes of this Agreement, if the Indemnitee has acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company.

5.           Procedure for Payment of Indemnifiable Amounts.

(a)          Subject to Section 9, the Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Amounts for which the Indemnitee seeks payment under Section 3, Section 6, or Section 7 hereof and a short description of the basis for the claim, as well as any supporting documentation. The Company shall pay such Indemnifiable Amounts to the Indemnitee within sixty (60) calendar days of receipt of the request. At the request of the Company, the Indemnitee shall furnish such documentation and information as are reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder.

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(b)          Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case as follows (a “Determination”): (i) if a Change in Control shall have occurred and if so requested in writing by the Indemnitee, by Independent Counsel in a written opinion to the Board of Directors; or (ii) if a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of this Section 5(b)), (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (C) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, or (D) by the Company’s stockholders in accordance with applicable law (a “Stockholder Determination”). In connection with each meeting at which a Stockholder Determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Company’s proxy statement relating to the proposal to indemnify or reimburse the Indemnitee shall not include a recommendation against indemnification or reimbursement unless the failure to include such a recommendation would violate applicable laws in the reasonable determination of the Company’s counsel.

Notice in writing of any Determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such Determination is made, and if such Determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board of Directors, then such notice shall be accompanied by a copy of such written opinion. If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled (other than sums that were already advanced) shall be made within sixty (60) calendar days after such Determination. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such Determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such Determination is based. The Indemnitee shall cooperate with the person, persons, or entity making the Determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Company shall afford to the Indemnitee and the Indemnitee’s representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Company shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a Stockholder Determination provided that the inclusion of such information does not violate applicable laws in the reasonable determination of the Company’s counsel.

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(c)          If the Determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). If a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of Section 5(b)), then the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred and the Indemnitee shall have requested that indemnification be determined by Independent Counsel, then the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which case the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the Indemnitee or the Company, as the case may be, may, within thirty (30) calendar days after such written notice of selection has been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the law firm or person so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 hereof, and the objection shall set forth the basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the law firm or person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware has determined that such objection is without merit. If the Determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof and, following the expiration of sixty (60) calendar days after submission by the Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, Independent Counsel shall not have been selected, or an objection thereto has been made and not withdrawn, then either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction in the State of Delaware for resolution of any objection that shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for appointment as Independent Counsel of a law firm or person selected by such court (or selected by such person as the court shall designate), and the law firm or person with respect to whom all objections are so resolved or the law firm or person so appointed shall act as Independent Counsel under Section 5(b) hereof. Upon the due commencement of any Proceeding pursuant to Section 11(g) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). If the Determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, then the Company agrees to pay the reasonable fees and expenses of such Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

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6.          Indemnification for Expenses if the Indemnitee is Wholly or Partly Successful. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Indemnitee is or was, or is or was threatened to be made, by reason of the Indemnitee’s Corporate Status, a party to any Proceeding and the Indemnitee is successful on the merits or otherwise in defending all claims, issues and matters in such Proceeding, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. If the Indemnitee is successful on the merits or otherwise in defending one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify, hold harmless and exonerate the Indemnitee for that portion of the Expenses reasonably incurred in connection with defending those claims, issues or matters with respect to which the Indemnitee was successful in defending. For purposes of this Agreement, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without any express finding of liability or guilt against the Indemnitee, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding under Section 3(a)(i) or Section 3(a)(ii) hereof pursuant to which the Indemnitee pays less than $100,000. Notwithstanding any of the foregoing, nothing herein shall be construed to limit the Indemnitee’s right to indemnification which he or she would otherwise be entitled to in accordance with Section 3 and Section 4 hereof, regardless of the Indemnitee’s success in a Proceeding.

7.          Indemnification for Expenses as a Witness. Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the Indemnitee, by reason of the Indemnitee’s Corporate Status, is or was, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. Such Indemnifiable Expenses include, but are not limited to, expenses incurred by the Indemnitee in providing, or preparing to provide, testimony, or responding to discovery requests, in connection with any Proceeding, whether civil, criminal, administrative, investigative or legislative (including but not limited to any action or suit by or in the right of the Company to procure judgment in its favor). To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 7, regardless of whether the Indemnitee met the standards of conduct set forth in Sections 4(a) and 4(b) hereof.

8.          Agreement to Advance Expenses; Conditions. The Company shall pay to the Indemnitee all Indemnifiable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding to which the Indemnitee was or is a party or was or is otherwise involved or was or is threatened to be made a party to or was or is otherwise involved in any capacity in any Proceeding by reason of the Indemnitee’s Corporate Status, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. The Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to the Indemnitee if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction, from which decision there is no further right to appeal, that the Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Indemnifiable Expenses. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest free and without regard to the Indemnitee’s ability to repay. Except as set forth in this Section 8, the Company shall not impose on the Indemnitee additional conditions to advancement of Expenses or require from the Indemnitee additional undertakings regarding repayment. Advancements shall include any and all reasonable Expenses incurred pursuing an action to enforce the Indemnitee’s right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advancements claimed. The Indemnitee shall be entitled to advancement of Indemnifiable Expenses as provided in this Section 8 regardless of any Determination by or on behalf of the Company that the Indemnitee has not met the standards of conduct set forth in Sections 4(a) and 4(b) hereof. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s right to receive advancement of expenses under this Agreement.

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The right to advancement of Expenses shall not apply to (i) any action, suit or proceeding against an officer, director or other agent of the Company brought by the Company and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such officer, director or other agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such officer’s, director’s or other agent’s duty to the Company or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to Section 15(a) and Section 15(c) of this Agreement, but shall apply to any Proceeding referenced in Section 15(b) of this Agreement prior to a determination that the person is not entitled to be indemnified by the Company.

9.          Procedure for Advance Payment of Expenses. The Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 8 hereof, together with documentation reasonably evidencing that the Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 hereof shall be made no later than thirty (30) calendar days after the Company’s receipt of such request.

10.         Presumptions; Burden of Proof; and Defenses.

(a)          In making a Determination with respect to entitlement to indemnification or advancement of expenses hereunder, the person, persons or entity making such Determination shall presume that the Indemnitee is entitled to indemnification or advancement of expenses, as applicable, under this Agreement and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence to the contrary.

(b)          It shall be a defense in any Proceeding pursuant to Section 11 hereof to enforce rights to indemnification under Section 3(a)(i) or Section 3(a)(ii) hereof (but not in any Proceeding pursuant to Section 11 hereof to enforce a right to an advancement of Indemnifiable Expenses under Sections 8 and 9 hereof) that the Indemnitee has not met the standards of conduct set forth in Section 4(a) or Section 4(b) hereof, as the case may be, but the burden of proving such defense shall be on the Company. With respect to any Proceeding pursuant to Section 11 hereof brought by the Indemnitee to enforce a right to indemnification hereunder, or any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Company (including by its directors or independent legal counsel) to have made a Determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances because the Indemnitee has met the applicable standards of conduct, nor (ii) an actual Determination by the Company (including by its directors or independent legal counsel) that the Indemnitee has not met such applicable standards of conduct, shall create a presumption that the Indemnitee has not met the applicable standards of conduct or, in the case of a Proceeding pursuant to Section 11 hereof brought by the Indemnitee seeking to enforce a right to indemnification, be a defense to such Proceeding.

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(c)          The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, adversely affect the right of the Indemnitee to indemnification hereunder or create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, shall not create a presumption that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d)          For purposes of any Determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is reasonably based on the records or books of account of the Company or other Entity, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or other Entity in the course of their duties, or on the advice of legal counsel for the Company or other Entity or on information or records given or reports made to the Company or other Entity by an independent certified public accountant or by an appraiser or other expert selected by the Company or other Entity. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)          The knowledge and/or actions, or failure to act, of any other director, officer, agent, or employee of the Company or of another Entity shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s right to indemnification or advancement of Indemnifiable Expenses under this Agreement.

(f)          For purposes of determining whether the Indemnitee is entitled to indemnification or advancement of Expenses by the Company pursuant to this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to the Indemnitee.

11.         Remedies of the Indemnitees.

(a)          Right to Petition Court. In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 or Section 5 hereof or a request for an advancement of Indemnifiable Expenses under Sections 8 or Section 9 hereof and the Company fails to make such payment or advancement in a timely manner in accordance with the terms of this Agreement, the Indemnitee may petition a court to enforce the Company’s obligations under this Agreement. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or advancement) if it determines the Indemnitee is fairly and reasonably entitled to indemnification (and/or reimbursement) in view of all the relevant circumstances (including this Agreement).

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(b)          Right of Indemnitee to Appeal an Adverse Determination by Board. If a Determination is made by the Company’s Board of Directors or a committee thereof that the Indemnitee is not entitled to indemnification, upon written request of the Indemnitee and the Indemnitee’s delivery of $500 to the Company, the Company shall cause a new Determination to be made by the Company’s stockholders at the next regular or special meeting of stockholders. Unless a court determines otherwise, such Determination by the Company’s stockholders shall be binding and conclusive for all purposes of this Agreement.

(c)          Expenses. The Company agrees to reimburse the Indemnitee in full for any Expenses actually and reasonably incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 11 hereof, regardless of whether Indemnitee is ultimately determined to be entitled to indemnification, advancement or other remedies under this Agreement.

(d)          Costs of Determination. All costs of making the Determination with respect to entitlement to indemnification or advancement of expenses hereunder shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial Determinations.

(e)          Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) hereof, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(f)          Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a Determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) hereof, and shall not create a presumption that such payment or advancement is not permissible.

(g)          Entitlement to Indemnification; Independent Counsel. In the event that (i) a Determination is made pursuant to Section 5 hereof that the Indemnitee is not entitled to indemnification under this Agreement, (ii) if the Determination of entitlement to indemnification is not to be made by Independent Counsel pursuant to Section 5(b) hereof, no Determination of entitlement to indemnification shall have been made pursuant to Section 5(b) hereof within sixty (60) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, (iii) if the Determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, no Determination of entitlement to indemnification shall have been made pursuant to Section 5(b) hereof within eighty (80) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, unless an objection to the selection of such Independent Counsel has been made and substantiated and not withdrawn, in which case the applicable time period shall be seventy (70) calendar days after the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware (or such person appointed by such court to make such Determination) has determined or appointed the person to act as Independent Counsel pursuant to Section 5(b) hereof, (iv) payment of Indemnified Amounts payable pursuant to Section 6 or Section 7 hereof is not made within sixty (60) calendar days after receipt by the Company of a written request therefor, or (v) payment of Indemnified Amounts payable pursuant to Section 6 or Section 7 hereof is not made within sixty (60) calendar days after a Determination has been made pursuant to Section 5(b) hereof that the Indemnitee is entitled to indemnification, then in each instance described in clauses (i) through (v), the Indemnitee shall be entitled to seek an adjudication by the Court of Chancery of the State of Delaware of the Indemnitee’s entitlement to such indemnification or advancement of Indemnifiable Expenses.

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(h)          Not Prejudiced by Adverse Determination. In the event that a Determination shall have been made pursuant to Section 5(b) hereof that the Indemnitee is not entitled to indemnification, any Proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse Determination.

12.         Settlement of Proceedings.

(a)          The Indemnitee agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which Indemnitee has sought indemnification hereunder without the Company’s prior written consent, which consent will not be unreasonably withheld, unless such settlement, compromise or consent respecting such Proceeding includes an unconditional release of the Company and does not (i) require or impose any injunctive or other non-monetary remedy on the Company or its affiliates, (ii) require or impose an admission or consent as to any wrongdoing by the Company or its affiliates, or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Company or its affiliates.

(b)          The Company agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which the Indemnitee has sought indemnification hereunder without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnitee and does not (i) require or impose any injunctive or other non-monetary remedy on the Indemnitee, (ii) require or impose an admission or consent as to any wrongdoing by the Indemnitee or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Indemnitee personally (as opposed to a payment to be made or cost to be paid by the Company on the Indemnitee’s behalf).

13.         Notice by the Indemnitee. The Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which could reasonably be expected to result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses.

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14.         Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:

(a)          Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)          Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

(c)          No Conflicts. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, does not, and the Company’s performance of its obligations under the Agreement will not, violate the Company’s Certificate of Incorporation, Bylaws, other agreements to which the Company is a party to or applicable law.

(d)          Insurance. The Company shall use commercially reasonable efforts to cause the Indemnitee, at the Company’s sole expense, to be covered by insurance policies providing liability insurance for directors or officers of the Company or of any Subsidiary, if any, in accordance with its or their terms to the same extent as provided to any then-current director or officer of the Company or any Subsidiary under such policy or policies.

15.         Exclusions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)          Claims Initiated by Indemnitee. To indemnify Indemnifiable Amounts or advance Indemnifiable Expenses with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish, enforce or interpret a right of indemnification of Indemnifiable Amounts or advancement of Indemnifiable Expenses under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement may be provided by the Company in specific cases if a majority of the total number of authorized members of the Board of Directors of the Company finds it to be appropriate.

(b)          Certain Exchange Act Claims. To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provision of state statutory law or common law or (ii) any reimbursement of the Company by Indemnity of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities, as required in each case under the Exchange Act (including any such requirements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Indemnifiable Expenses that are subject to indemnification hereunder.

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(c)          Prohibited by Law. To indemnify Indemnitee in connection with any claim made against Indemnitee if prohibited by applicable law; provided, however, that if any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held to be invalid, illegal or unenforcebable.

16.         Covenant Not To Sue, Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, the Indemnitee’s spouse, heirs, executors, personal representatives, administrators and estate after the expiration of two years from the date the Indemnitee ceases (for any reason) to serve as either an officer, director, adviser or agent of the Company, and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

17.         Indemnification of Indemnitee’s Estate. Notwithstanding any other provision of this Agreement, if the Indemnitee is deceased, and indemnification of the Indemnitee would be permitted and/or required under this Agreement, the Company shall indemnify and hold harmless the Indemnitee’s estate, spouse, heirs, administrators, personal representatives and executors (collectively, the “Indemnitee’s Estate”) against, and the Company shall assume, any and all claims, damages, Expenses (including attorneys’ fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee or the Indemnitee’s Estate in connection with the investigation, defense, settlement or appeal of any action described in Section 3(a)(i) or Section 3(a)(ii) hereof. The Expenses of the Indemnitee’s Estate shall be advanced pursuant to Section 8 and Section 9 to the same extent that the Indemnitee would have been entitled to advancement of Expenses had Indemnitee not been deceased.

18.         Noninterference. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement of Expenses or other obligations under this Agreement.

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19.         Contract Rights Not Exclusive; Subrogation. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights that the Indemnitee may have at any time under applicable law, the Company’s Bylaws or Certificate of Incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), insurance policy or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity as a result of the Indemnitee’s serving in a Corporate Status. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy, given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. In the event of any payment to or on behalf of the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

20.         Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee. This Agreement shall continue for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after the Indemnitee has ceased to have Corporate Status.

21.         Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Certificate of Incorporation of the Company, Bylaws of the Company and this Agreement, the Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent, but only to the extent such amendment permits the Indemnitee to broader indemnification and advancement rights other than Delaware law permitted prior to the adoption of such amendment. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer or advance expenses to such persons, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

22.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

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23.         Modifications and Waiver. Except as provided in Section 21 hereof with respect to changes in Delaware law which broaden the right of the Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

24.         General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)           If to the Indemnitee, to the address specified on the signature page hereto;

(ii)          If to the Company, to:

Aperion Biologics, Inc.

11969 Starcrest Drive

San Antonio, TX 78247

Attention: Chief Executive Officer

or to such other address as may have been furnished in the same manner by any party to the others.

25.         Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than any of those set forth in Section 4 hereof, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

26.         Governing Law. This Agreement shall be exclusively governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of choice of law of such state or any other jurisdiction.

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27.         Consent to Jurisdiction.

(a)          Each of the Company and the Indemnitee hereby irrevocably and unconditionally (i) agrees and consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit, or proceeding that arises out of or relates to this Agreement and agrees that any such action instituted under this Agreement shall be brought only in the Court of Chancery of the State of Delaware (or in any other state court of the State of Delaware if the Court of Chancery does not have subject matter jurisdiction over such action), and not in any other state or federal court in the United States of America or any court or tribunal in any other country; (ii) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waives any objection to the laying of venue of any such action or proceeding in the courts of the State of Delaware; and (iv) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the courts of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

(b)          Each of the Company and the Indemnitee hereby consents to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this Agreement in any court of the State of Delaware by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 24 hereof. Nothing herein shall preclude service of process by any other means permitted by applicable law.

28.         Cooperation and Intent. The Company shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

29.         Security. To the fullest extent permitted by applicable law, the Company may from time to time, but shall not be required to, provide such insurance, collateral, letters of credit or other security devices as its Board may deem appropriate to support or secure the Company’s obligations under this Agreement.

30.         Conflict with Governing Documents. To the fullest extent permitted by applicable law, in the event of a conflict between the terms of this Agreement and the terms of the Company’s Certificate of Incorporation or Bylaws, the terms of this Agreement shall prevail.

31.         Counterparts. This Agreement may be executed in one or more counterparts (including by PDF or facsimile), each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

32.         Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

33.         Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement, provided, however, that this Agreement is supplemental to and in furtherance of the Company’s Certificate of Incorporation, Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder.

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34.         Effective Date. The provisions of this Agreement shall cover claims, actions, suits and Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

APERION BIOLOGICS, INC.

By:
Name:
Title:

INDEMNITEE:

By:
Name:
Address for notices: